Exhibit 4.43

PARTNERSHIP INTEREST PLEDGE AGREEMENT

THIS PARTNERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) is entered into on December 9, 2020 (“Execution Date”)

BY AND AMONG:

1.	Ting Li: Identity Card Number: ***

2.	Lin Song: Identity Card Number: ***

3.	Di Fu: (together with Ting Li and Lin Song, collectively as the “Limited Partners”): Identity Card Number: ***

4.

Guangzhou Xuancheng Internet Technology Co., Ltd. (the “General Partner”,

together with Limited Partners, the “Pledgors” and each a “Pledgor”)

Registered address: Room 3201, No. 79 Wanbo Er Road, Nancun Town, Panyu District,

Guangzhou

Legal representative: Ting Li

5.

Guangzhou Xuanyi Internet Technology L.P. (the “Partnership”)

Registered address: Room 3202, No. 79 Wanbo Er Road, Nancun Town, Panyu District,

Guangzhou

Executive Partner: Guangzhou Xuancheng Internet Technology Co., Ltd.

6.

Guangzhou Huanju Shidai Information Technology Co., Ltd. (the “Pledgee”)

Registered address: 23/F, Building B-1, North Block of Wanda Plaza,

No. 79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou

Legal representative: Ting Li

In this Agreement, the aforementioned parties are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.

The Pledgors are the registered partners of the Partnership and lawfully hold all partnership interest in the Partnership (“Partnership Interest”). As of the Execution Date, the capital commitments, percentage of commitments and capital contribution to the Partnership set forth in Schedule 1 hereto.

2.

The Parties hereto entered into a Partner Voting Rights Proxy Agreement (“Proxy Agreement”) on December 9, 2020, pursuant to which the each of the Pledgors has irrevocably granted a general power of attorney to such persons as may then be appointed by the Pledgee to exercise its entire partner voting rights in the Partnership on behalf of the Pledgors.

3.	The Partnership and the Pledgee entered into an Exclusive Service Agreement

1

(“Service Agreement”) on December 9, 2020, pursuant to which the Partnership has, on an exclusive basis, engaged the Pledgee to provide it with relevant services and agrees to pay relevant service fees to the Pledgee for such services.

4.

The Parties hereto entered into an Exclusive Option Agreement (“Option Agreement”) on December 9, 2020, pursuant to which the Pledgors and the Partnership shall, to the extent permitted by the PRC Laws, transfer, at the request of the Pledgee, all or part of their partnership interests in the Partnership or all or part of the assets of the Partnership respectively to the Pledgee and/or any entity and/or individual designated by it, or the Partnership shall decrease its capital and the Pledgee and/or any entity and/or individual designated by it shall subscribe for the newly increased registered capital of the Partnership.

5.

As security for the performance by the Pledgors of their Contractual Obligations (as defined below) and their repayment of the Secured Indebtedness (as defined below), each Pledgor is willing to pledge all of its Partnership Interest to the Pledgee and create first priority pledge in favor of the Pledgee; and the Partnership has agreed to such partnership interest pledge arrangement.

NOW, THEREFORE, upon consensus through consultation, the Parties agree as follows:

ARTICLE I    DEFINITIONS

1.1	Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:
“Contractual Obligations”

means all of the each Pledgor’s contractual obligations under the Proxy Agreement and the Option Agreement; all of the Partnership’s contractual obligations under the Proxy Agreement, the Service Agreement and the Option Agreement; and all of the contractual obligations of the each Pledgor and the Partnership under this Agreement.

“Secured Indebtedness”

means all direct, indirect or consequential losses and loss of projectable benefits suffered by the Pledgee as a result of any Event of Default (as defined below) of the Pledgors and/or the Partnership, and the basis for determining the amounts of such losses shall include, without limitation, reasonable commercial plans and profit forecasts of the Pledgee and all costs incurred by the Pledgee in connection with its enforcement of the Contractual Obligations of each Pledgor and/or the Partnership.

“Transaction Agreements”	means the Proxy Agreement, the Service Agreement and the Option Agreement.

“Event of Default”

means a breach by any Pledgor of any of its Contractual Obligations under the Proxy Agreement, the Option Agreement and/or this Agreement, and a breach by the Partnership of any of its Contractual Obligations under the Proxy Agreement, the Service Agreement, the Option Agreement and/or this Agreement.

“Pledged Interest”

means all of the Partnership Interest lawfully owned by the Pledgors as of the effectiveness of this Agreement and to be pledged hereunder to the Pledgee as security for the performance by the Pledgors and the Partnership of their respective Contractual Obligations and increased capital contribution amounts and dividends under Sections 2.6 and 2.7 hereof.

“PRC Laws”	means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2

In this Agreement, any reference to any PRC Law shall be deemed to include (i) a reference to such PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and (ii) a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3	Unless otherwise required by the context, a reference to an article, section, clause or paragraph herein shall be a reference to an article, section, clause or paragraph of this Agreement.

ARTICLE II    INTEREST PLEDGE

2.1

Each Pledgor hereby agrees to pledge, in accordance with the terms hereof, its lawfully owned and rightfully disposable Pledged Interest to the Pledgee as security for the performance by such Pledgor of its Contractual Obligations and its repayment of the Secured Indebtedness. The Partnership hereby agrees for the Pledgors to so pledge the Pledged Interest to the Pledgee in accordance with the terms hereof.

2.2

Each Pledgor covenants that it will assume the responsibility of recording the interest pledge arrangement (“Interest Pledge”) hereunder in the partner’s register of the Partnership on the Execution Date. Each Pledgor further covenants that, after the Execution Date, it will use its best efforts and take all necessary measures to (i) register the Interest Pledge as soon as possible with the competent administrative authority for market regulation of the Partnership; and (ii) under the condition that the PRC Laws and relevant government departments or registration agencies have established relevant pledge registration systems, file pledge registration of the Interest Pledge with relevant government departments or registration agencies according to the requirements of the Pledgee.

2.3

During the validity term hereof, the Pledgee shall not be liable in whatsoever manner for any diminution in value of the Pledged Interest and the Pledgors shall have no right to seek any form of recourse or bring any claims against the Pledgee in connection therewith, except where such diminution arises out of any willful conduct of the Pledgee or its gross negligence having immediate causal link with such result.

2.4

Subject to Section 2.3 above, if the Pledged Interest is likely to suffer such a manifest value diminution as to impair the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Interest on behalf of the Pledgor and may, as agreed with the Pledgors, apply the proceeds from such auction or sale towards early repayment of the Secured Indebtedness, or deposit (entirely at the cost of the Pledgee) such proceeds with a notary organ of the place of the Pledgee. In addition, upon request by the Pledgee, the Pledgors shall provide other property as security for the Secured Indebtedness.

2.5	Upon occurrence of any Event of Default, the Pledgee shall be entitled to dispose of the Pledged Interest in such manner as prescribed by Article IV hereof.
2.6

The Pledgors shall not increase the capital of the Partnership except with prior consent of the Pledgee. Any increase in the capital contribution made by the Pledgors to the registered capital of the Partnership as a result of any capital increase shall equally become part of the Pledged Interest, and the Pledgors shall register the pledge of the Partnership Interest corresponding to such capital contribution with the competent administrative authority for market regulation of the Partnership.

2.7

The Pledgors shall not receive any dividend or profit in respect of the Pledged Interest except with prior consent of the Pledgee. Any dividend or profit received by the Pledgors in respect of the Pledged Interest shall be deposited into an account designated by the Pledgee, monitored by the Pledgee and first applied towards repayment of the Secured Indebtedness.

2.8	Upon occurrence of an Event of Default, the Pledgee shall be entitled to dispose of any Pledged Interest of the Pledgors in accordance with the terms hereof.

ARTICLE III    RELEASE OF PLEDGE

3.1

Upon full and complete performance by the Pledgors and the Partnership of all of their Contractual Obligations and full repayment of the Secured Indebtedness, the Pledgee shall, at the request of the Pledgors, release the Interest Pledge hereunder and cooperate with the Pledgors in relation to both the deregistration of the Interest Pledge in the partner’s register of the Partnership and the deregistration of the Interest Pledge with the relevant administrative authority for market regulation; reasonable costs arising out of such release of the Interest Pledge shall be borne by the Pledgee.

ARTICLE IV    DISPOSAL OF PLEDGED INTEREST

4.1

The Parties hereby agree that upon occurrence of any Event of Default, the Pledgee shall be entitled to exercise, upon written notice to the Pledgors, all of the remedies, rights and powers available to it under the PRC Laws, the Transaction Agreements and this Agreement, including, without limitation, the right to auction or sell the Pledged Interest for prior satisfaction of claims. The Pledgee shall not be held liable for any losses resulting from its reasonable exercise of such rights and powers.

The Pledgors further acknowledge and agree that its breach of Article IX hereof shall constitute its material breach of this Agreement; the Partnership further acknowledges and agrees that its breach of Article X hereof shall constitute its material breach of this Agreement.

4.2

The Pledgee shall be entitled to appoint, in writing, its counsels or other agents to exercise any and all of its foregoing rights and powers, and neither anyPledgor nor the Partnership shall object thereto.

4.3

The Pledgee shall have the right to fully deduct all reasonable costs incurred by it in connection with its exercise of any or all of its foregoing rights and powers from the proceeds obtained as a result of such exercise of rights and powers.

4.4	The proceeds obtained as a result of the exercise by the Pledgee of its rights and powers shall be applied in the following order of precedence:
(a)	towards payment of all costs arising out of the disposal of the Pledged Interest and the exercise by the Pledgee of its rights and powers (including fees paid to its counsels and agents);
(b)	towards payment of the taxes payable in connection with the disposal of the Pledged Interest; and
(c)	towards repayment of the Secured Indebtedness to the Pledgee.

Any balance after the deduction of the foregoing payments shall either be returned by the Pledgee to the Pledgors or any other person who may be entitled to such balance under relevant laws and regulations or be deposited by the Pledgee with a notary organ of the place of the Pledgee (any costs arising out of such deposit shall be borne by the Pledgee).

4.5

The Pledgee shall have the right to exercise, at its option, concurrently or successively, any of its breach of contract remedies; the Pledgee shall not be required to first exercise other breach of contract remedies prior to the exercise of its right to auction or sell the Pledged Interest hereunder.

ARTICLE V    COSTS AND EXPENSES

5.1

All actual costs and expenses arising in connection with the creation of the Interest Pledge hereunder, including, without limitation, the stamp duty, any other taxes and all legal costs, shall be borne by the Parties severally.

ARTICLE VI    CONTINUING GUARANTEE AND NON-WAIVER

6.1

The Interest Pledge created hereunder shall constitute a continuing guarantee and shall remain valid until full performance of the Contractual Obligations or full repayment of the Secured Indebtedness, whichever occurs later. Neither any waiver or grace granted by the Pledgee with respect to any breach by any Pledgor nor any delay of the Pledgee in its exercise of any of its rights under the Transaction Agreements and this Agreement shall affect the right of the Pledgee under this Agreement, relevant PRC Laws and the Transaction Agreements to require at any time thereafter the Pledgors to strictly perform the Transaction Agreements and this Agreement or any right that may be available to the Pledgee as a result of any subsequent breach by the Pledgors of the Transaction Agreements and/or this Agreement.

ARTICLE VII    REPRESENTATIONS AND WARRANTIES BY THE PLEDGOR

Each Pledgor represents and warrants to the Pledgee that:

7.1

Each Limited Partner is a PRC citizen with full capacity; the General Partner is a limited liability company legally registered and validly existing in accordance with the PRC laws with independent legal personality. Each Pledgor has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

7.2

All reports, documents and information provided by it to the Pledgee prior to the effectiveness of this Agreement with respect to all matters pertaining to such Pledgor or required by this Agreement are true, correct, complete and not misleading in all material respects as of the effectiveness of this Agreement.

7.3

All reports, documents and information provided by it to the Pledgee subsequent to the effectiveness of this Agreement with respect to all matters pertaining to such Pledgor or required by this Agreement are true and valid in all material respects as of the time of provision of the same.

7.4

As of the effectiveness of this Agreement, such Pledgor is the sole lawful owner of the Pledged Interest free from any ongoing or potential dispute or any third party claim as to the ownership thereof; and such Pledgor has the right to dispose of the Pledged Interest or any part thereof.

7.5

Other than the security interest created on the Pledged Interest hereunder and the rights created under the Transaction Agreements, the Pledged Interest is free from any other security interests, third party rights or interests or any other restrictions.

7.6	The Pledged Interest may be lawfully pledged and assigned, and such Pledgor has full rights and powers to pledge the Pledged Interest to the Pledgee in accordance with the terms hereof.

7.7	Once duly executed by such Pledgor, this Agreement will constitute lawful, valid and binding obligations of such Pledgor.
7.8

Other than the registration of the Interest Pledge with the relevant administrative authority for market regulation, any consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from or any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Interest Pledge hereunder, have been obtained or completed and will remain fully valid during the validity term hereof.

7.9

The execution and performance by such Pledgor of this Agreement do not violate or conflict with any law applicable to such Pledgor, any agreement to which such Pledgor is a party or by which he is bound, any court judgment, any arbitral award, or any decision of any administrative authority.

7.10	The pledge hereunder constitutes a first priority security interest on the Pledged Interest.
7.11	All taxes and costs payable in connection with the acquisition of the Pledged Interest have been paid in full by such Pledgor.
7.12

There are no pending, or to the knowledge of such Pledgor, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against such Pledgor or its property or the Pledged Interest having a material or adverse effect on the financial condition of such Pledgor or its ability to perform its obligations and the guarantee liability hereunder.

7.13

Each Pledgor hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and be fully complied with under all circumstances at any time prior to the full performance of the Contractual Obligations or full repayment of the Secured Indebtedness.

ARTICLE VIII    REPRESENTATIONS AND WARRANTIES BY THE PARTNERSHIP

The General Partner and the Partnership represent and warrant to the Pledgee that:

8.1

The Partnership is a limited liability Partnership duly registered and lawfully existing under the PRC Laws; and has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

8.2	All reports, documents and information provided by it to the Pledgee prior to the effectiveness of this Agreement with respect to all matters pertaining to the

Pledged Interest or required by this Agreement are true, correct, complete and not misleading in all material respects as of the effectiveness of this Agreement.

8.3

All reports, documents and information provided by it to the Pledgee subsequent to the effectiveness of this Agreement with respect to all matters pertaining to the Pledged Interest or required by this Agreement are true and valid in all material respects as of the time of provision of the same.

8.4	Once duly executed by it, this Agreement will constitute lawful, valid and binding obligations of the Partnership.
8.5

It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

8.6

There are no pending, or to the knowledge of the Partnership, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against the Pledged Interest, the Partnership or its assets having a material or adverse effect on the financial condition of the Partnership or the ability of the Pledgors to perform its obligations and the guarantee liability hereunder.

8.7	The Partnership hereby agrees to be severally and jointly liable to the Pledgee for the representations and warranties made by the Pledgors under Sections 7.4, 7.5, 7.6, 7.8 and 7.10 hereof.
8.8

The Partnership hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and be fully complied with under all circumstances at any time prior to the full performance of the Contractual Obligations or full repayment of the Secured Indebtedness.

ARTICLE IX    UNDERTAKINGS BY THE PLEDGORS

The Pledgors hereby agree and irrevocably undertake to the Pledgee that:

9.1

Without prior written consent of the Pledgee, the Pledgors will not create or permit to be created any new pledge or any other security interest on the Pledged Interest, and any pledge or any other security interest created on all or part of the Pledged Interest without prior written consent of the Pledgee shall be null and void.

9.2

Without prior written notice to and prior written consent of the Pledgee, (i) the Pledgors will not assign or otherwise dispose of the Pledged Interest or request the Partnership to decrease its capital, and any of such actions taken by the Pledgors without prior consent of the Pledgee shall be null and void; (ii) the Pledgors will not assist or permit other existing partners (as applicable) to take any of the foregoing actions without prior written consent of the Pledgee. The proceeds received by the Pledgors from the assignment or other disposal of the Pledged Interest shall be first applied towards early full repayment of the

Secured Indebtedness to the Pledgee or deposited with a third party to be agreed with the Pledgee.

9.3

Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the interests of the Pledgors or the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Interest, the Pledgors warrant that it will notify the Pledgee in writing of the same as soon as possible and without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary actions to ensure the Pledgee’s pledge rights and interests in and to the Pledged Interest.

9.4

The Pledgors warrant that it shall complete the business term extension registration formalities of the Partnership within three (3) months prior to the expiry of the business term of the Partnership such that the validity of this Agreement shall be maintained.

9.5

The Pledgors shall not do or permit to be done any act or action likely to have an adverse effect on the interests of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Interest.

9.6

The Pledgors will use its best efforts and take all necessary measures to register the Interest Pledge hereunder as soon as possible with the relevant administrative authority for market regulation after the execution of this Agreement, and the Pledgors warrant, in accordance with the reasonable request of the Pledgee, to take all necessary actions and execute all necessary documents (including, without limitation, any supplement hereto) to ensure the Pledgee’s pledge rights and interests in and to the Pledged Interest as well as the exercise and realization by the Pledgee of such rights and interests.

9.7	Should the exercise of the pledge rights hereunder result in an assignment of any Pledged Interest, the Pledgors warrant that it will take all actions to realize such assignment.
9.8

The Pledgors ensure that the partner’s resolutions adopted, convening procedures of, the methods of voting at and the contents of the partners’ meeting (as applicable) and board meetings of the Partnership held in connection with the execution of this Agreement and the creation and exercise of the pledge rights hereunder shall not violate laws, administrative regulations or the articles of association of the Partnership.

9.9

Once the Pledgors know or should have known any possible transfer of the Pledged Interest held by him to any third parties other than the Pledgee or any individual or entity designated by the Pledgee as a result of applicable PRC Laws or any judgment or award rendered by a court or arbitral body or for any other reasons, it shall notify the Pledgee immediately and without delay.

9.10

Without prior written consent of the Pledgee, the Pledgors shall not take any measure to advise, claim or request amendment, revision, termination or change the limited partnership agreement of the Partnership, and shall not procure or agree the General Partner and/or the Partnership reach any ancillary agreement or supplemental agreement with the Pledgors in respect of the limited partnership agreement of the Partnership.

ARTICLE X    UNDERTAKINGS BY THE GENERAL PARTNER AND THE PARTNERSHIP

The General Partner and the Partnership hereby severally and jointly agree and irrevocably undertake to the Pledgee that:

10.1

The General Partner and the Partnership will use every effort to assist with the obtainment of any consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from any governmental body or the completion of any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Interest Pledge hereunder, and the maintenance of the same in full force and effect during the validity term hereof.

10.2

Without prior written consent of the Pledgee, the General Partner and the Partnership will not assist or permit the Pledgors to create any new pledge or any other security interest on the Pledged Interest.

10.3

Without prior written consent of the Pledgee, (i) the Partnership will not assist or permit the Pledgors to assign or otherwise dispose of the Pledged Interest, (ii) the General Partner and the Partnership will not assist or permit withdrawal from the Partnership by the Pledgors, delisting the Pledgors from the Partnership, reduce the capital commitment to the Partnership or dissolution of the Partnership. Without limiting the foregoing, once the abovesaid disposal, withdrawal, delisting, reduction of capital commitment or dissolution occurs, the General Partner and the Partnership shall notify the Pledgee when they know or should have known such circumstances.

10.4

Without the prior written consent of the Pledgee, the General Partner and the Partnership shall not make the Pledgor receive any revenue distribution or return of the Partnership Interest for the Pledged Interest. The revenue distribution or return of the Partnership Interests that the Pledgor is entitled to receive due to the Pledged Interest shall be deposited in the designated account of the Pledgee, and the General Partner and the Partnership shall notify the Pledgee such revenue distribution and the return of the Partnership Interest.

10.5

Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the Partnership, the Pledged Interest or the interests of the Pledgee under the Transaction Agreements and this Agreement, the Partnership warrants that it will notify the Pledgee in writing of the same as soon as possible and without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary actions to ensure the Pledgee’s pledge rights and interests in and to the Pledged Interest.

10.6	The Partnership warrants that it shall complete its business term extension registration formalities within three (3) months prior to the expiry of its business term such that the validity of this Agreement shall be maintained.

10.7

The Partnership shall not do or permit to be done any act, action or omission likely to have an adverse effect on the interests of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Interest.

10.8

The General Partner and the Partnership will, during the first month of each calendar quarter, submit to the Pledgee the financial statements of the Partnership for the preceding calendar quarter, including, without limitation, the balance sheet, the income statement and the cash flow statement.

10.9

The Partnership warrants, in accordance with the reasonable request of the Pledgee, to take all necessary actions and execute all necessary documents (including, without limitation, any supplement hereto) to ensure the Pledgee’s pledge rights and interests in and to the Pledged Interest as well as the exercise and realization by the Pledgee of such rights and interests.

10.10	Should the exercise of the pledge rights hereunder result in an assignment of any Pledged Interest, the Partnership warrants that it will take all actions to realize such assignment.
10.11

The Partnership covenants that it will assist the Pledgors to register the Interest Pledge hereunder with the competent administrative authority for market regulation of the Partnership as soon as possible after the execution of this Agreement and provide all necessary cooperation to complete such registration in a timely manner.

10.12

Once the Partnership knows or should have known any possible transfer of the Pledged Interest held by the Pledgors to any third parties other than the Pledgee or any individual or entity designated by the Pledgee as a result of applicable PRC Laws or any judgment or award rendered by a court or arbitral body or for any other reasons, it shall notify the Pledgee immediately and without delay.

10.13

Without prior written consent of the Pledgee, the General Partner shall not take any measure to advise, claim or request amendment, revision, termination or change the limited partnership agreement of the Partnership, and the General Partner and/or the Partnership shall not reach any ancillary agreement or supplemental agreement with the Pledgors in respect of the limited partnership agreement of the Partnership.

ARTICLE XI    FUNDAMENTAL CHANGES OF CIRCUMSTANCES

11.1

As a supplementary agreement and without contravening other provisions of the Transaction Agreements and this Agreement, if, at any time, in the opinion of the Pledgee, as a result of any promulgation of or amendment to any PRC Laws, regulations or rules, or any change in the interpretation or application of such laws, regulations or rules, or any change in relevant registration procedures, the maintenance of the validity of this Agreement and/or the disposal of the Pledged Interest in the manner prescribed hereby becomes illegal or contravenes such laws, regulations or rules, the Pledgors and the

Partnership shall, based on the Pledgee’s written instructions and in accordance with its reasonable request, immediately take any actions and/or execute any agreements or other documents so as to:

(a)	maintain the validity of this Agreement;
(b)	facilitate the disposal of the Pledged Interest in the manner prescribed hereby; and/or
(c)	maintain or realize the security created or purported to be created hereunder.

ARTICLE XII    EFFECTIVENESS AND TERM OF AGREEMENT

12.1	This Agreement shall become effective after duly executed by the parties; and
12.2	The term of this Agreement shall end when the Contractual Obligations have been fully performed or the Secured Indebtedness have been fully repaid, whichever is later.

ARTICLE XIII    NOTICES

13.1	Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.
13.2

Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or email; or upon delivery if delivered in person; or two (2) days after posting if delivered by mail.

ARTICLE XIV    MISCELLANEOUS

14.1

The Pledgors and the Partnership agree that the Pledgee may, immediately upon notice to the Pledgors and the Partnership, assign its rights and/or obligations hereunder to any third party; provided that without prior written consent of the Pledgee, neither the Pledgors nor the Partnership may assign their respective rights, obligations or liabilities hereunder to any third party.

14.2

The sum of the Secured Indebtedness determined by the Pledgee in its discretion in connection with its exercise of its pledge rights to the Pledged Interest in accordance with the terms hereof shall constitute the conclusive evidence for the Secured Indebtedness hereunder.

14.3

This Agreement is made in Chinese in five (5) originals, of which one (1) copy shall be held by the Partnership, one (1) copy shall be used for governmental approval/registration purposes and the three (3) copies shall be kept by the Pledgee.

14.4	The entry into, effectiveness and interpretation of, and resolution of disputes under, this Agreement shall be governed by the PRC Laws.

14.5	Dispute Resolution
(a)

All disputes arising out of or in connection with this Agreement shall be first settled by the relevant Parties through amiable consultations; if such Parties fail to resolve the dispute through consultations, the dispute shall be submitted to China Guangzhou Arbitration Commission (“CGAC”) for arbitration according to CGAC arbitration rules in effect at the time of applying for arbitration. The seat of arbitration shall be in Guangzhou. The arbitration award shall be final and binding on the relevant Parties. Except as otherwise required by the arbitration award, the arbitration fees shall be borne by the losing party. The losing party shall also indemnify for the attorneys’ fee and other expenses incurred by the winning party.

(b)	Pending the resolution of such dispute, the Parties shall continue to perform the remaining provisions of this Agreement other than the disputed matters.
14.6

No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

14.7

No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

14.8	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.
14.9

Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

14.10

(i) Once executed, this Agreement shall replace any other legal documents previously entered into by the Parties in respect of the same subject matter hereof. To clarify, despite the foregoing agreement, all parties irrevocably promise, agree and recognize to sign a simplified version of interest pledge agreement (“Simplified Pledge Agreement”), only for the purpose of the pledge registration of the Partnership’s competent administrative department for industry and commerce. If the simplified pledge agreement is inconsistent with this agreement, the agreement is not as clear as this agreement, or the simplified pledge agreement does not cover matters, this agreement shall prevail. (ii) Any amendments or supplements to this Agreement shall be made in writing. Except for the transfer of rights hereunder by the Pledgee according to Section 14.1 hereof, such amendments or supplements shall become effective only if they are duly signed by the Parties hereto.

14.11

This Agreement shall be binding upon the legal assignees or successors of the Parties. The successors or permitted assignees (if any) of the Pledgors and the Partnership shall continue to perform the respective obligations of the Pledgors and the Partnership hereunder. The Pledgors warrant to the Pledgee that he has made all appropriate arrangements and executed all necessary documents to ensure that, in the event of its bankruptcy, dissolution or occurrence of other circumstances that might affect exercise of its partner rights, his legal assignee, successor, heir, creditor, liquidator, bankruptcy administrator  and other persons that might consequently acquire the Partnership Interest or relevant rights cannot affect or impede the performance of this Agreement. For this purpose, the Pledgors and the Partnership shall promptly sign all other documents and take all other actions (including, without limitation, notarization of this Agreement) as required by the Pledgee.

14.12

Concurrently with the execution of this Agreement, the Pledgors shall execute a power of attorney (“Power of Attorney”) in the form of Schedule 2 hereto, entrusting any nominee of the Pledgee to execute, on its behalf in accordance with this Agreement, any and all legal documents as may be required in order for the Pledgee to exercise its rights hereunder. Such Power of Attorney shall be submitted to the Pledgee for custody and may be presented by the Pledgee to relevant governmental authorities whenever necessary.

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[Signature Page to Partnership Interest Pledge Agreement for Guangzhou Xuanyi Internet Technology L.P.]

Pledgor:

Ting Li

/s/ Ting Li

[Signature Page to Partnership Interest Pledge Agreement for Guangzhou Xuanyi Internet Technology L.P.]

Pledgor:

Lin Song

/s/ Lin Song

[Signature Page to Partnership Interest Pledge Agreement for Guangzhou Xuanyi Internet Technology L.P.]

Pledgor:

Di Fu

/s/ Di Fu

[Signature Page to Partnership Interest Pledge Agreement for Guangzhou Xuanyi Internet Technology L.P.]

Pledgor:

Guangzhou Xuancheng Internet Technology Co., Ltd. (seal)
/seal/ Guangzhou Xuancheng Internet Technology Co., Ltd.
/s/ Ting Li
Name: Ting Li
Title: Legal Representative

[Signature Page to Partnership Interest Pledge Agreement for Guangzhou Xuanyi Internet Technology L.P.]

Partnership:

Guangzhou Xuanyi Internet Technology L.P. (seal)
/seal/ Guangzhou Xuanyi Internet Technology L.P.
Executive Partner:
Guangzhou Xuancheng Internet Technology Co., Ltd.
/seal/ Guangzhou Xuancheng Internet Technology Co., Ltd.
/s/ Ting Li

[Signature Page to Partnership Interest Pledge Agreement for Guangzhou Xuanyi Internet Technology L.P.]

Pledgee:

Guangzhou Huanju Shidai Information Technology Co., Ltd. (seal)
/seal/ Guangzhou Huanju Shidai Information Technology Co., Ltd.
/s/ Ting Li
Name: Ting Li
Title: Legal Representative